Exhibit 10.64

EXECUTIVE EMPLOYMENT AGREEMENT

THIS EXECUTIVE EMPLOYMENT AGREEMENT (“Agreement”) is made and entered into this 27th day of April, 2007, by and between DNAPrint Pharmaceuticals, Inc., a Florida corporation (the "Company"), and Hector J. Gomez, I/C/O 1621 West University Parkway, Sarasota, FL  34243 (the "Executive").

W I T N E S S E T H:

WHEREAS, the Company and the Executive desire to enter into this Agreement to insure the Company of the Executive’s services, to provide for compensation and other benefits to be paid and provided by the Company to the Executive in connection with the Executive’s services and to set forth the rights and duties of the parties in connection herewith;

NOW, THEREFORE, in consideration of the mutual premises contained herein and for other valuable consideration acknowledged and received by the parties, the parties hereby agree as follows.

1.

Definitions.

(a)

“Affiliate” of another Person means: (i) any entity or individual that directly or indirectly controls or holds the power to vote 10% or more of the outstanding voting securities of the Person in question; (ii) any Person 10% or more of whose voting securities are directly or indirectly owned, controlled or held with power to vote, by such other Person; and (iii) any Person directly or indirectly controlling, controlled by, or under common control with such other Person.

(b)

“Base Salary” has the meaning attributed to that term in Section 5(a).

(c)

“Board” means the board of directors of the Company.

(d)

“Beneficial Owner” shall have the meaning provided in Rule 13d-3 promulgated under the Exchange Act.

(e)

“Business” means the business and undertaking carried on by the Company and its Affiliates from time to time during the Employment Period up to and including the Date of Termination.

(f)

 “Cause” means:

(i)

Executive’s conviction of, or plea of no contest to, a felony;

(ii)

Executive’s willfully engaging in an act or series of acts of gross misconduct that result in demonstrable and material injury to the Company; or

(iii)

Executive’s material breach of any provision of this Agreement, which breach has not been cured in all material respects within thirty (30) days after the Company gives notice thereof to Executive.

(g)

A “Change in Control” occurs when:

(i)

any Person becomes the Beneficial Owner of securities of the Company or DNAPrint Genomics, Inc. having at least 25% of the voting power of the Company’s or DNAPrint Genomics, Inc.’s, as the case may be, then outstanding securities (unless the event causing the 25% threshold to be crossed is an acquisition of securities directly from the Company or DNAPrint Genomics, Inc., as the case may be); or

(ii)

the stockholders of the Company or DNAPrint Genomics, Inc. approve any merger or other business combination of the Company or DNAPrint Genomics, Inc., as the case may be, or any going private transaction subject to Rule 13e-3 of the rules and regulations promulgated under the Exchange Act, or any sale of all or substantially all of the Company’s or DNAPrint Genomics, Inc.’s, as the case may be, assets in one or a series of related transactions, or any combination of the foregoing transactions (the “Transactions”); or

(iii)

within any 24 month period, the persons who were directors of the Company or DNAPrint Genomics, Inc. immediately before the beginning of such period (the “Preexisting Directors”) cease (for any reason other than death) to constitute at least a majority of the Board or the board of directors of a successor to the Company or DNAPrint Genomics, Inc., as the case may be, with, for this purpose, any director who was not a director at the beginning of such period being deemed to be a Preexisting Director if such director was elected to the Board by, or on the recommendation of or with the approval of, at least two-thirds of the directors who then qualified as Preexisting Directors, so long as such director was not nominated by a person who has entered into an agreement to effect, or threatened to effect, a Change of Control.

(h)

“Chief Medical Officer” shall mean the Chief Medical Officer of the Company.

(i)

“Date of Termination” means the effective date of any termination of the Executive’s employment hereunder.

(j)

“Effective Date” means the date of this Agreement.

(k)

“Employment Period” has the meaning attributed to that term in Section 3.

(l)

“Exchange Act” means the Securities Exchange Act of 1934.

(m)

“Permanent Disability” means:

(i)

If during any period of 365 consecutive days, by reason of illness or mental or physical disability, and notwithstanding reasonable accommodation efforts of the Company, the Executive is prevented from performing his essential duties as an executive of the Company for more than 150 days in the aggregate or ninety (90) consecutive days; or

(ii)

A court of competent jurisdiction has declared the Executive to be mentally incompetent or incapable of managing his affairs.

(n)

“Person” shall have the meaning provided in Section 3(a)(9) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and as used in Sections 13(d) and 14(d) thereof, and shall include a “group” (as defined in Section 13(d) of the Exchange Act).

(o)

“Retirement” shall mean voluntary, late, normal or early retirement under an employee benefit plan sponsored by the Company, as defined in such plan, or as otherwise defined or determined by the Board of Directors of the Company with respect to senior executives of the Company generally.

2.

Employment.  The Company hereby agrees to employ the Executive, and the Executive hereby accepts such employment as of the date first set out above, all in accordance with and subject to the terms of this Agreement.  The Executive shall serve as the Chief Medical Officer.

3.

Term.  The term of employment under this Agreement shall commence on the Effective Date and shall end at 11:59 p.m., Sarasota, Florida time, on June 30, 2008, provided, however, that the term of this Agreement shall automatically renew for successive one year terms, unless the Executive or the Company gives written notice to the other not less than one hundred eighty (180) days prior to the expiration of the initial or any renewal term that he or it, as the case may be, is electing not to so extend the term of this Agreement (the “Employment Period”).  Notwithstanding the foregoing, the Employment Period shall end on the date on which Executive’s employment is earlier terminated by him or the Company in accordance with the provisions of this Agreement.

4.

Duties.  The Executive (i) shall perform such duties and exercise such powers as pertain to the position of Chief Medical Officer, as outlined in the Job Description attached hereto as Schedule “A” and (ii) and shall perform such other duties as may be assigned from time to time by the Board.  The Executive hereby agrees to:

(a)

devote his full time, attention and efforts to the business and affairs of the Company at the premises of the Company or such other location as is mutually agreeable to the Executive and the Company acting reasonably;

(b)

perform those duties that may reasonably be assigned to him diligently and faithfully to the best of his abilities and in the best interests of the Company;

(c)

use his efforts, skills and abilities to promote the interests and goodwill of the Company; and

(d)

report to the Board or to an individual designated by the Board at such times and in such detail as the Board shall reasonably require.

5.

Consideration for Services.  In consideration for the Executive’s services, the Company shall pay and provide to the Executive the compensation and benefits set out in this Section 5, and the Executive shall accept the same, as full compensation and consideration for the performance of the services to be rendered by the Executive under this Agreement.

(a)

Annual Base Salary.  The Company shall pay to the Executive an annual base salary in the amount of US$288,000 for the year ending 2007 (the “Base Salary”).  For each year thereafter during the term of this Agreement, the Base Salary shall be determined by the Board or the Compensation Committee thereof, but in no event shall it be less than the Base Salary that was payable by the Company to the Executive for the immediately preceding year.  The Base Salary shall be payable in weekly, bi-monthly or other convenient installments in accordance with the general payroll practices of the Company and shall be subject to customary income tax withholding and any other deductions required by law. Notwithstanding the foregoing, the Executive hereby agrees that 30% of the Base Salary shall be deferred and accumulated (the “Deferred Salary”).  The Deferred Salary shall be payable as described in this Agreement, or at an earlier time as the Board of Directors deems appropriate.

(b)

Benefit Plans.  The Executive will be entitled to participate in all compensation or executive benefit plans or programs and receive all benefits and perquisites for which salaried senior executives of the Company generally are eligible under any plan or program now in effect or established later by the Company on the same basis as the Company’s similarly situated senior executives.  The benefits may include, but are not limited to medical insurance, retirement programs and grants.  Nothing in this Agreement will preclude the Company from amending or terminating any of the plans or programs applicable to senior executives as long as such amendment or termination is applicable to all senior executives, as the case may be.

(c)

Vacation.  Other than statutory holidays, the Executive shall be entitled to thirty (30) vacation days annually, and the Executive shall be entitled to six (6) PTO/sick days annually, all of which will begin to accrue immediately. Vacation and sick days accrue monthly.

(d)

Expenses.  The Company will reimburse the Executive for all pre-authorized travel and other expenses incurred by the Executive in connection with the performance of his duties and obligations under this Agreement upon submission of appropriate supporting documentation. The Executive shall comply with such reasonable limitations and reporting requirements with respect to expenses as may be established by the Company from time to time.

(e)

Bonus.  The Executive shall be entitled to participate in any bonus program implemented by the Company’s Board for the Company’s senior executives generally, with pertinent terms and goals to be established annually or otherwise by the Board.

6.

Termination of Employment.

(a)

The employment of the Executive under this Agreement:

(i)

shall be terminated automatically upon the death or Permanent Disability of the Executive;

(ii)

may be terminated for Cause at any time by the Company, with any such termination not being in limitation of any other right or remedy the Company may have under this Agreement or otherwise;

(iii)

may be terminated at any time by the Company without Cause with thirty (30) days’ advance notice to the Executive;

(iv)

may be terminated at any time by the Executive with thirty (30) days’ advance notice to the Company; or

(v)

may be terminated at any time by the Executive if the Company materially breaches this Agreement and fails to cure such breach within thirty (30) days of written notice of such breach from the Executive, provided that the Executive has given notice of such breach within ninety (90) days after he has knowledge thereof, and provided the Company did not have Cause to terminate the Executive’s employment at the time such breach occurred.

(b)

Upon any termination hereunder, the Executive shall be deemed automatically to have resigned from all offices and any directorship held by him in the Company, unless the Company informs the Executive otherwise.

(c)

The Executive’s employment with the Company for all purposes shall be deemed to have terminated as of the effective date of such termination hereunder (the “Date of Termination”), irrespective of whether the Company has a continuing obligation under this Agreement to make payments or to provide benefits to the Executive after such date.

7.

Payment in the Event of Death or Disability.

(a)

In the event of the Executive’s death or Permanent Disability during the term of this Agreement, for a period equal to the lesser of (i) twelve (12) months following the date of such death or Permanent Disability or (ii) the balance of the term that would have remained hereunder at such date had the Executive’s death or Permanent Disability not occurred, the Company shall continue to pay to the Executive (or his estate) the Executive’s then effective Base Salary, as determined under Section 5(a), and provide to the Executive (or to his family members covered under his family medical coverage) the same family medical coverage as provided to the Executive on the date of such death or Disability.

(b)

In the event of the Executive’s death or Permanent Disability, Executive’s employment hereunder shall terminate, and except as otherwise provided in Section 7(a), the Executive shall be entitled to no further compensation or other payments or benefits under this Agreement, except as to any unpaid salary, bonus, debt or benefits accrued and earned by him up to and including the date of such death or Permanent Disability.

(c)

If the Company or the Executive, after receipt of notice of the Executive’s Permanent Disability from the other, dispute that such Permanent Disability shall have occurred, the Executive shall promptly submit to a physical examination by the chief of medicine of any major accredited hospital in the Sarasota, Florida, metropolitan area selected by the Company and, unless such physician shall issue his written statement to the effect that in his or her opinion, based on his or her diagnosis, the Executive is capable of resuming his employment and devoting his full time and energy to discharging his duties within thirty (30) days after the date of such statement, such Permanent Disability shall be deemed to have occurred.

(d)

The payments to be made by the Company to the Executive hereunder shall be offset and reduced by the amount of any insurance proceeds (on a tax-effected basis) paid to the Executive (or his estate) from insurance policies obtained by the Company (other than insurance policies provided under Company-wide employee benefit and welfare plans).

8.

Certain Termination Payments.

(a)

If the Executive’s employment with the Company is terminated by the Company without Cause or by the Executive pursuant to Section 6(a)(v), in either case other than within two years after a Change in Control,

(i)

The Company shall for three (3) years from the Executive’s Date of Termination (i) continue to pay to the Executive the Base Salary including accumulated deferred salary then in effect and provide him and his family with the benefits described in Section 5(b) then in effect (unless the terms of the applicable plans expressly prohibit the continuation of such benefits after such termination and cannot be amended, with applicability of such amendment limited to the Executive, to provide for such continuation, in which case the Company shall procure and pay for substantially similar substitute benefits).

(ii)

In addition, the vesting of any stock option, stock grant, stock appreciation right or other compensatory grant of any nature to or for the benefit of the Executive (the “Grants”) shall be accelerated, and all such Grants, if any, that are unvested or not exercisable on the Date of Termination, shall be immediately exercisable for the duration of their respective terms, notwithstanding any contrary provision of any plan pursuant to which such Grant is made, including without limitation any such provision that purports to require exercise of rights under such Grant within a particular time period after termination of employment.

(b)

If the Executive’s employment is terminated by the Company for Cause or is terminated pursuant to Section 6(a)(iv) other than within two years after a Change in Control, the Executive shall be entitled to no further compensation or other payments or benefits under this Agreement, except as to that portion of any unpaid salary and benefits accrued and earned by him hereunder up to and including the Date of Termination; provided, however that in the event of a termination by the Executive pursuant to Section 6(a)(iv), then all Grants that are exercisable on the Date of Termination shall be exercisable for the duration of their respective terms, notwithstanding any contrary provision of any plan pursuant to which such Grant is made, including without limitation any such provision that purports to require exercise of rights under such Grant within a particular time period after termination of employment.

(c)

If Executive’s employment is terminated by the Executive with or without Cause, or is pursuant to Section 6(a)(iv) other than within two years after a Change in Control the Executive shall be entitled to no further compensation or other payments or benefits under this Agreement except as to that portion of any unpaid salary and benefits accrued and earned by him hereunder up to and including the Date of Termination; provided, however that in the event of a termination by the Executive, then all Grants from the Company or any of its subsidiaries that are exercisable on the Date of Termination shall be exercisable for the duration of their respective terms, notwithstanding any contrary provision of any plan pursuant to which such Grant is made, including without limitation any such provision that purports to require exercise of rights under such Grant within a particular time period after termination of employment.

9.

Change in Control Termination Payments.

(a)

The Executive will be entitled to the compensation set forth in Section 9(b) hereof (the “CIC Compensation”) if his employment is terminated within two years after a Change in Control (i) by the Company without Cause or (ii) by the Executive for any reason whatsoever (in either case, a "CIC Trigger").

(b)

In the event of a CIC Trigger, the Executive shall be entitled to the CIC Compensation provided below:

(i)

The Company shall pay, in a lump sum, an amount equal to four (4) times the Base Salary then in effect hereunder, and the Company shall continue providing the benefits then in effect described in Section 5(b) for four (4) years from the Executive’s Date of Termination (unless the terms of the applicable plans expressly prohibit the continuation, in which case the Company shall procure and pay for substantially similar benefits), provided that the Executive shall be obliged to continue to pay that proportion of any benefit premiums paid by him immediately prior to the Change in Control.

(ii)

The vesting of any Grant by the Company or any of its subsidiaries shall be accelerated, and all such Grants, if any, that are unvested or not exercisable on the Date of Termination, shall be immediately exercisable for the duration of their respective terms, notwithstanding any contrary provision of any plan pursuant to which such Grant is made, including without limitation any such provision that purports to require exercise of rights under such Grant within a particular time period after termination of employment.

(iii)

The Executive shall have the right within one year following the Change in Control to sell to the Company, and if the Executive so elects, the Company shall purchase, shares of common stock acquired at any time pursuant to a Grant at a price equal to the average of the closing sale prices of the common stock for the 30 trading days ending on the date prior to the date of the Change in Control.

10.

Acknowledgement.  The Executive acknowledges and agrees that:

(a)

in the course of performing his duties and responsibilities under this Agreement, he will have access to and will be entrusted with detailed confidential or proprietary information and trade secrets concerning the Company and its Affiliates and their businesses and affairs, the disclosure of any of which to competitors of the Company and its Affiliates or to the general public, or the use of which by the Executive or any competitor of the Company and its Affiliates, would be highly detrimental to the interests of the Company and its Affiliates;

(b)

in the course of performing his duties and responsibilities hereunder, the Executive will be an executive representative of the Company and its Affiliates to third parties and will have significant responsibility for maintaining and enhancing the goodwill of the Company and its Affiliates with such parties, and except by virtue of his executive employment with the Company, would not have developed a close and direct relationship with the customers, clients, vendors and suppliers of the Company and its Affiliates;

(c)

the Executive will occupy a position of trust and confidence with the Company, pursuant to which the Executive will develop and acquire wide experience and knowledge with respect to the business of the Company and its Affiliates, and the manner in which it is conducted, and it is the express intent of this Agreement that such knowledge and experience shall be used in furtherance of the such Company business and not in a manner detrimental to the Company or its Affiliates; and

(d)

the right to maintain the confidentiality of such confidential and proprietary information, the right to preserve the goodwill of the Company and the right to the benefit of any such relationships with third parties constitute proprietary rights of the Company which the Company is entitled to protect.

In acknowledgement of the matters described above, and in consideration of the payments and other benefits to be received by the Executive pursuant to this Agreement, the Executive hereby agrees to comply with the covenants and restrictions set out herein.

11.

Restriction on Competition.  The Executive covenants to and agrees that, during the term of this Agreement and for a period of two (2) years following the cessation of the Executive’s employment with the Company for any reason whatsoever, the Executive shall not, without the prior express written consent of the Company:  directly or indirectly be engaged in any undertaking;

(a)

directly or indirectly assist (whether as principal, agent, independent contractor, supplier, consultant, lender, financier or in any other capacity whatever) any Person which carries on a business; or

(b)

have any direct interest or concern (whether as principal, beneficiary, shareholder, nominee, trustee, supplier, creditor or otherwise, except for an interest of less than five percent (5%) in a publicly traded company) in or with any Person which carries on a business;

which is the same as or substantially similar to or which competes with or would compete with the business carried on by the Company or any Affiliate of the Company.  The terms “substantially similar” and “compete with” are meant to refer to specific projects the Company is engaged in at the Date of Termination, including but not limited to, the measurement of genetic ancestry, the development of erythropoeitic drugs, Ritalyn-like drugs, or the estimation of physical phenotypes from DNA, but not to general endeavors such as pharmaceutical or genetics related business.

12.

Restrictions on Solicitation.  The Executive covenants to and agrees that, during the term of this Agreement and for a period of two (2) years following the cessation of the Executive’s employment with the Company for any reason whatsoever, the Executive shall not, without the prior express written consent of the Company:

(a)

directly or indirectly assist (whether as principal, agent, independent contractor, supplier, consultant, lender, financier or in any capacity whatever) any Person in or with any activities which directly or indirectly consist of soliciting any of the Company’s customers or clients;

(b)

have any direct or indirect interest (whether as principal, beneficiary, shareholder, partner, nominee, trustee, supplier, creditor or otherwise) in or with any Person whose activities consist of soliciting any of the Company’s customers or clients;

(c)

directly or indirectly deliberately take any action which may reasonably result in the relations between the Company and the suppliers, customers, clients or employees to or of the Business being impaired or which may otherwise be detrimental to the Business in a material manner.

13.

Enforcement.  The enforcement of Sections 11 and 12, above shall be subject to the following:

(a)

It is agreed and understood by and among the parties to this Agreement that the restrictive covenants set forth in Sections 11 and 12 of this Agreement are each individually essential elements of this Agreement and that, but for the agreement of the Executive to comply with such covenants, the Company would not have agreed to enter into this Agreement.  Such covenants of the Executive shall be construed as agreements independent of any other provision of this Agreement.

(b)

It is agreed by the parties to this Agreement that if any portion of the restrictive covenants set forth in Sections 11 and 12 of this Agreement are held to be unreasonable, arbitrary or against public policy, then each such covenant shall be considered divisible both as to time and geographical area, it being the intention of the parties that a lesser period of time or geographical area shall be enforced so long as the same is not unreasonable, arbitrary or against public policy.  The parties to this Agreement agree that, in the event any court of competent jurisdiction determines that a specified time period or a specified geographical area is unreasonable, arbitrary or against public policy, a lesser time period or geographical area which is determined to be reasonable, nonarbitrary and not against public policy may be enforced against the Executive.

(c)

The parties hereto agree that damages at law will be an insufficient remedy to the Company in the event that the restrictive covenants of Sections 11 and 12 of this Agreement are violated and that, in addition to any remedies or rights that may be available to the Company, the Company shall also be entitled, upon application to a court of competent jurisdiction, to obtain injunctive relief to enforce the provisions of Sections 11 and 12.

(d)

The period of time during which the Executive is prohibited from engaging in the business practices specified in Sections 11 and 12 of this Agreement shall be extended by any length of time during which the Executive is in breach of Sections 11 or 12.

14.

Confidentiality.  The Executive covenants to and agrees that, from and after the Effective Date, and for a period of ten (10) years after the cessation of the Executive’s employment, the Executive shall, unless the Executive shall first have obtained the Company’s written consent, which may be unreasonably withheld, keep confidential and shall not divulge, communicate, disclose, copy, destroy or use at any time, any secret or confidential information or technology (including, without limitation, matters of a technical nature, such as know-how, prototypes, patents, models, methodologies, inventions, discoveries, improvements, trade secrets, trademarks, research projects, computer programs and software, information about costs, profits, markets, sales, lists of customers, and other information of similar nature to the extent not available to the public) of the Company or other third parties of which the Executive has become informed of during, or as result of, the Executive’s involvement with the Company, whether or not developed by the Executive or as a result of the Executive’s involvement with the Company, except: (i) as required in carrying out his duties to the Company; (ii) if such information or technology is otherwise available to the public; or (iii) if and to the extent that the Executive is required by law to disclose such information or technology, provided that in such circumstances, the Executive shall have given prior written notice to the Company of his obligation and the Company shall not have, prior to the Executive being so required by law to make such disclosure, obtained judicial relief from such legal requirement to disclose.

15.

Disclosure.  The Executive agrees that during the term of employment by the Company, he will disclose and disclose only to the Company all ideas, methods, plans, developments or improvements known by him which relate directly or indirectly to the business of the Company, whether acquired by the Executive before or during his employment by the Company.  Nothing in this Section 15 shall be construed as requiring any such communication where the idea, plan, method or development is lawfully protected from disclosure as a trade secret of a third party or by any other lawful prohibition against such communication.

16.

Intellectual Property Assignment.  The Executive acknowledges that any and all intellectual property that he produces, including inventions, works of authorship, physical products, ideas, designs, concepts, plans, programs or applications, during his Employment Period is and shall remain the Company’s sole property during and after the Employment Period.  All inventions, works of authorship, ideas, processes, programs, software, and designs (including all improvements) (i) conceived (whether or not actually conceived during regular business hours) or made by the Executive during the Employment Period and for a period of one (1) year subsequent to the Employment Period, and (ii) related to the Company’s business, shall be disclosed in writing promptly to Company and shall be the Company’s sole and exclusive property.  The Executive shall cooperate with the Company and its attorneys in the preparation of patent and copyright applications for such developments and hereby assigns all such inventions, works of authorship, ideas, processes, and designs to the Company.   The decision to file for patent or copyright protection or to maintain such development as a trade secret shall be in the Company’s sole discretion, and the Executive shall be bound by such decision.  The Executive shall provide, on Exhibit “B” of this Agreement, a complete list of all inventions, works of authorship, ideas, processes, and designs, if any, patented or unpatented, copyrighted or uncopyrighted, including a brief description, which he made or conceived prior to his employment with the Company and which therefore are excluded from the scope of this Agreement.

The Executive shall assign, sell and/or transfer to the Company and/or its Affiliates the entire right, title and interest in and to any and all inventions, works of authorship, applications and any and all letters patent which may be granted for inventions that result during the course of the Executive’s work for the Company or its Affiliates in the United States of America and its territorial possessions and in any and all foreign countries, including divisions, reissues and continuations thereof, including the right to file foreign applications directly in the name of the Company and/or its

Affiliates and claim priority rights deriving from such United States application to which said foreign applications are entitled by virtue of international convention, treaty or otherwise.

17.

Property; Executive Duty to Return.  The Company’s files, products, customer correspondence, internal memoranda, research results, data, products and designs, sales brochures, price lists, customer lists, any customer information, sales literature, notebooks, materials, books, and all other like information or products, including all copies, duplications, replications, and derivatives of such information or products, now in the possession of the Executive or acquired by the Executive after signing this Agreement and while in the employ of the Company or its Affiliates, shall be the exclusive property of the Company and shall be returned to the Company immediately following the Date of Termination.  The Executive shall not make, for his personal use or that of any other Person, reproductions or copies of any such property or other property of the Company and its Affiliates.

18.

No Conflict.  The Executive hereby confirms that he is not a party to any agreement or under any other obligation to anyone, including any former employer, nor does the Executive have any other interest which is inconsistent with or in conflict with or which would prevent, limit or impair the Executive’s performance of any obligations hereunder which the Executive has not disclosed in writing to the Company. The Executive acknowledges that the Company is not requesting the Executive to disclose any confidential information which the Executive may have obtained from a former employer or employment relationship.

19.

Independent Legal Advice.  The Executive acknowledges that: (a) he has had sufficient time to review and consider this Agreement thoroughly; (b) he has read and understands the terms of this Agreement and his obligations hereunder.  The Executive further represents and warrants to the Company and acknowledges and agrees that he has had the opportunity to seek and was not prevented nor discouraged by the Company from seeking independent legal advice prior to the execution and delivery of this Agreement and that, in the event that he did not avail himself of the opportunity to get independent legal advice prior to signing this Agreement, he did so voluntarily without any undue pressure and agrees that his failure to obtain independent legal advice shall not be used as a defense to the enforcement of his obligations under this Agreement.

20.

Persons Bound.  This Agreement shall inure to the benefit of and be binding upon the parties hereto, and the Company’s respective successors,  representatives, administrators and assigns.  The Executive shall not assign or transfer this Agreement or any of his rights or obligations hereunder, and any purported assignment contrary to this section shall be considered null and void and of no effect.

21.

Notice.  Any notice or other communication or writing required or permitted to be given under this Agreement or for the purposes of this Agreement shall be in writing and shall be sufficiently given if delivered personally, or if transmitted by facsimile transmission (with original to follow by mail) or other form of recorded communication, tested prior to transmission, to:

(a)

If to the Company:

Richard Gabriel

CEO and President

DNAPrint Pharmaceuticals, Inc.

1621 West University Ave.

Sarasota, FL  34243

With a copy to:

Robert C. Sanchez, Esquire

McNamara & Carver, P.A.

2907 Bay to Bay Blvd., Suite 201

Tampa, Florida  33629

(b)

If to the Executive:

Hector Gomez

c/o DNAPrint Pharmaceuticals, Inc.

1621 West University Ave.

Sarasota, Fl. 34243

or to such other address as the party to whom such notice is to be given shall have last notified the other party in the manner provided in this section.  Any notice so delivered shall be deemed to have been given and received on the day it is so delivered at such address, provided that if such day is not a business day then the notice shall be deemed to have been given and received on the business day next following the day it is so delivered.  Any notice so transmitted by facsimile transmission or other form of recorded communication shall be deemed to have been given and received on the day of its confirmed transmission (as confirmed by the transmitting medium), provided that if such day is not a business day then the notice shall be deemed to have been given and received on the business day next following such day.

22.

Amendments and Waivers.  No amendment or waiver of any provision of this Agreement shall be binding on any party unless consented to in writing by such party and approved by the President in the case of the Company. No failure or delay in exercising any right or remedy or requiring the satisfaction of any condition under this Agreement, and no course of dealing between the parties, operates as a waiver or estoppel of any right, remedy or condition.  Further, a waiver made in writing on one occasion is effective only in that instance and only for the purpose that it is given and is not to be construed as a waiver on any future occasion or against any other party.  Finally, no single or partial exercise of any right or remedy under this Agreement precludes the simultaneous or subsequent exercise of any other right or remedy.

23.

Governing Law; Venue. This Agreement shall be governed and construed exclusively by the laws of the state of Florida, which law shall govern the interpretation, validity and effect of this Agreement.  Exclusive jurisdiction and venue shall lie with the state or federal courts of competent jurisdiction in Manatee County, Florida.

24.

Counterparts.  This Agreement may be executed in counterparts, each of which shall constitute an original and all of which taken together shall constitute one and the same instrument.  Any such counterpart shall be validly and effectively delivered if delivered by telecopier.

25.

Grammatical Variations.  Grammatical variations of the terms defined in herein shall have corresponding meanings in this Agreement.

26.

Number.  Words importing the singular number only shall include the plural and vice versa and words importing gender shall include all genders.

27.

Sections and Headings.  The division of this Agreement into sections and the insertion of headings are for reference purposes only and shall not affect the construction or interpretation of this Agreement.  The terms “this Agreement”, “hereof”, “hereunder” and similar expressions refer to this Agreement and not to any particular section or other portion hereof.  Unless otherwise specified, references herein to sections are to the specified sections of this Agreement.

28.

Severability.  If any provision of this Agreement is determined by a court of competent jurisdiction to be invalid, illegal or incapable of being enforced by any rule of law or public policy, all other provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party.

29.

Currency.  Unless otherwise indicated, any reference to dollar amounts is expressed in US dollars.

30.

Entire Agreement.  This Agreement represents the entire agreement between the parties pertaining to the subject matter hereto and supersedes any and all prior employment, severance and similar agreements, understandings and communications, whether written or oral, between the Executive and the Company, and the Executive hereby waives and releases all rights and claims under or in respect of any such prior agreement, understanding or communication.

IN WITNESS WHEREOF this Agreement has been executed as of the date and year first above written.

DNAPRINT PHARMACEUTICALS, INC.
By: /s/ Richard Gabriel
Richard Gabriel, CEO & President

EXECUTIVE:
By: /s/ Hector J. Gomez
Hector J. Gomez

SCHEDULE “A”

JOB DESCRIPTION

Position Title:

Chief Medical Officer

SCHEDULE “B”

PRIOR INVENTIONS